Exhibit 99.1

CONTACTS:	James Winschel, Senior Vice President and Chief Financial Officer Jill Baker, Vice President of Investor Relations +1-781-434-4118
PAREXEL INTERNATIONAL ANNOUNCES 2-FOR-1 STOCK SPLIT
Boston, MA, February 11, 2008 — PAREXEL International Corporation (NASDAQ: PRXL) announced today that its Board of Directors has approved a 2-for-1 split of its Common Stock, which will be effected by means of a 100% stock dividend.
Holders of PAREXEL’s Common Stock will receive one additional share of Common Stock for each share of Common Stock held on the record date of February 22, 2008. The additional shares will be distributed on or about March 3, 2008 by PAREXEL’s transfer agent, Computershare Trust Company, N.A., and trading of PAREXEL shares on a split-adjusted basis will begin on March 4, 2008.
As of February 8, 2008, PAREXEL had approximately 28.4 million shares of Common Stock outstanding. Following the stock split, the number of outstanding shares of Common Stock will increase to approximately 56.8 million.
Josef von Rickenbach, Chairman and CEO stated, “The stock split reflects the confidence that we have for PAREXEL’s future growth prospects and opportunities. We believe this action will serve to attract a broader base of investors by making our stock more accessible, while at the same time further improving liquidity.”
About the Company
PAREXEL International Corporation is a leading global bio/pharmaceutical services organization, providing a broad range of knowledge-based contract research, medical communications and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. Perceptive Informatics, Inc., a subsidiary of PAREXEL, provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 64 locations throughout 51 countries around the world, and has over 7,320 employees. For more information about PAREXEL International visit www.PAREXEL.com.
This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2007 as filed with the SEC on February 7, 2008, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.